UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

        (Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 2.05	Costs Associated with Exit or Disposal Activities

On June 22, 2007 Briggs & Stratton Corporation (the “Company”) announced its intent to close the production facility in Port Washington, Wisconsin and relocate its production lines to existing manufacturing facilities. The closure of the facility is expected to improve the Company’s overall competitiveness.

The decision was communicated to affected employees on June 22, 2007, and it is expected that the closure of the facility will be completed by the second quarter of fiscal 2009. The Company expects to incur pre-tax charges for facility consolidation and closure costs of approximately $14 million consisting of $7 million of asset impairment costs and $7 million of other costs. Cash expenditures related to the closure are estimated to be approximately $7 million. During the fourth quarter of fiscal 2007, the Company expects to recognize pre-tax charges of $8 million for asset impairment and closure costs, with the remainder of the charges recognized in fiscal 2008 and fiscal 2009.

This Form 8-K contains forward-looking statements, which use the word “expects”, “estimates”, “intent” and other similar words or phrases. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended July 2, 2006, including the information set forth in Item 1A, Risk Factors, and under the caption “Cautionary Statement on Forward-Looking Statements”.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: June 28, 2007	By:	/s/ James E. Brenn
James E. Brenn Senior Vice President and Chief Financial Officer Duly Authorized Officer